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                                                                       EXHIBIT 7



                          PROMISSORY NOTE SECURED BY
                          --------------------------
                        STOCK PLEDGE AND DEED OF TRUST
                        ------------------------------




Lender:                                Borrower:

Imperial Credit Industries, Inc.       Kevin E. Villani
23550 Hawthorne Boulevard              5658 Dolphin Place
Building 1, Suite 240                  La Jolla, CA 92037
Torrance, California 90505


    FOR VALUE RECEIVED, the undersigned, Kevin E. Villani, promises to pay to the order of the above-named Lender, its successors and assigns, at the above address or at such other place as Lender may designate in writing, in lawful money of the United States of America, the sum of Nine Hundred Ninety Nine Thousand, Nine Hundred Ninety Two Dollars ($999,992) together with interest thereon from the date hereof as the interest rate described below (the "Interest Rate") on the principal balance in the manner provided below:

     1.  Security, Payments, Interest. At Borrower's expense, this Promissory
         -----------------------------
Note has been secured by Borrower having pledged to Lender (i) 71,684 shares of common stock of Imperial Credit Commercial Mortgage Investment Corp. (the "Stock") in the form of a Security Agreement (Pledge of Securities) and (ii) that certain Deed of Trust, and the proceeds thereof, executed by Jane E. Villani under Power of Attorney Special from Kevin E. Villani for the benefit of Imperial Credit Industries, Inc. the recorded Deed of Trust encumbering property known as 5322 Calumet Avenue, La Jolla, California (the "Property"), and Lender shall have all rights and remedies to which a secured party is entitled under California Law.

     Payments made by Borrower shall be applied first to the payment of the charges and interest accrued on the unpaid principal balance as of the date of receipt and the remainder, if any, shall be applied to the reduction of the unpaid principal, except upon default Lender will allocate payment(s) to principal, Interest, and/or charges in its discretion. This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at an interest rate of 10.4% per annum. All interest shall be calculated on the basis of a three hundred sixty five (365) day year. Interest shall be paid to the Lender from the date hereof semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1998. The outstanding principal and all remaining accrued interest shall be payable in one installment on June 14, 2002, unless extended by Lender at its sole discretion. This Note may be prepaid, in whole or in part, at any time without penalty.


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   2.  Default. Upon failure to pay any payment when due or to perform any
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obligation, covenant, or agreement contained in the Note or any other documents provided by Borrower to Lender to induce Lender to make the loan evidenced by this Note, or should any statement contained therein be found to be false or misleading in any material respect; or should Borrower make an assignment for the benefit of creditors, or if a petition be filed by or against Borrower under any state insolvency law or under the Bankruptcy Code, as amended and not dismissed or discharged within 60 days; or, if the Borrower shall sell, transfer, convey or allocate the Stock or the Property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Lender being first had and obtained; then Borrower shall be in default under this Note, and the whole sum of principal, interest, charges and advances, if any, shall become immediately due and payable at Lender's option and without notice. The acceptance of any payment of principal or interest by Lender after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Lender to enforce payment or assert any other rights, nor shall any failure or delay to exercise any rights be held to waive the same. The rights or remedies or Lender as provided in this Note may be pursued singly, successively, or together against Borrower at the solo discretion on the Lender.

   3.  Attorneys' Fees and Other Expenses. Borrower shall pay upon demand
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reasonable attorneys' fees, and all other out-of-pocket expenses, including filing, recording, or other costs or fees incurred by Lender in connection with this Note, including attorneys' fees incurred by Lender if: (a) legal counsel is engaged to assist in the collection of this Note after a default hereunder whether or not suit is instituted, (b) any action is brought which may significantly affect Lender's rights, such as an action to cancel, rescind, construe or enforce this Note or to enforce laws or requisitions in connection therewith, or (c) Borrower becomes subject to a proceeding under the provisions of the Bankruptcy Code and Lender in the exercise of prudent business practices engages counsel to represent the interests of Lender.

   4.  Compliance With Laws. All of the time and provisions of this Note shall
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be construed in compliance with all applicable laws. If any charge or fee due hereunder is invalid, unenforceable or excessive under any law, then such charge or fee shall be deemed modified or reduced to the amount required by law, and any such sums collected by Lender in excess of the maximum amount permitted by such law shall, at Lender's option, be refunded to Borrower or reapplied to any principal, interest, deficiency or other amounts due hereunder and Lender shall have no further liability to Borrower as a result thereof.

  5.   Assignment. Lender shall have the rights to sell, assign, or otherwise
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transfer, either in part or in its entirety, this Note and any other instrument evidencing indebtedness of

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agreements contained in it shall be binding on and inure to the benefit of their respective legal representatives, successors, and assigns.

     6.  Entire Agreement. This Note contains the entire agreement between the
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Lender and Borrower with respect to the subject matter hereof and supersedes any and all prior arrangements, proposals or understandings, written or oral, by or between Lender and Borrower with respect to all transactions contempleted by this Note and the terms hereunder. In the event of any conflict or inconsistency between any provision of this Note and any provision of any other document or writing executed by Lender and/or Borrower, the provision of this Note shall take precedence and shall control, unless the conflicting or inconsistent provision in such other document or writing specifically refers to this Note and specifically states that it shall prevail. No amendment or modification of this Note shall be effective for any purpose unless the same be in writing and duly executed by both Lender and Borrower.

     7.  Severability of Provisions. If any provision or any portion of any
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provision of this Note or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, to the extent permitted by law, the remaining portion of such provision and the remaining provisions of this Note or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

     8.  Miscellaneous. No delay or omission on the part of Lender in exercising
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any rights under this Note on default by Borrower shall operate as a waiver of such right or of any other right under this Note, for the same default or any other default. The pleading of any statute of limitations as a defense to the obligations evidenced by this Note is waived. Time is of the essence for each and every obligation under this Note. This Note shall be construed according to and governed by the laws of the State of California. IN THE EVENT ACTION IS INSTITUTED UNDER THIS NOTE, BORROWER WAIVES RIGHT TO TRIAL BY JURY.

DATED:  October 21, 1997


                                           /s/ Kevin E. Villani
                                           --------------------
                                           Kevin E. Villani